UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2012

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2012, Innovaro, Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the Company’s proxy statement dated April 24, 2012. As of April 12, 2012, the record date, 15,159,544 shares were eligible to vote.

Proposal 1. The Company’s stockholders elected five directors of the Company, each of whom will serve for a one-year term expiring in 2013. The tabulation of votes was:

Name	Votes For	Votes Withheld	Broker Non-Votes

Mark Berset	1,932,541	12,350	10,069,036

John Micek III	1,911,520	33,371	10,069,036

Charles Pope	1,926,563	18,328	10,069,036
Mark F. Radcliffe	1,926,163	18,728	10,069,036
Asa Lanum	1,936,941	7,950	10,069,036

Proposal 2. The Company’s stockholders ratified the selection of Pender Newkirk & Company LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstain

12,004,255	1,122	8,550

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2012		INNOVARO, INC.

		By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer